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                                                                    EXHIBIT 12.1


                             VISKASE COMPANIES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                                   HISTORICAL
                          (IN THOUSANDS, EXCEPT RATIOS)





                                                  PREDECESSOR COMPANY                                   REORGANIZED COMPANY
                         ------------------------------------------------------------------   --------------------------------------
                                                                                            |
                                       YEAR ENDED DECEMBER 31,                   JANUARY 1  |  APRIL 3        APRIL 3     SIX MONTHS
                         ----------------------------------------------------     THROUGH   |  THROUGH        THROUGH        ENDED
                                                                                  APRIL 2,  | DECEMBER 31,    JUNE 30,      JUNE 30,
                            1999          2000          2001          2002          2003    |     2003          2003         2004
                         ----------    ----------    ----------    ----------    ---------- | ------------   ----------   ----------
                                                                                            |
Income (loss) from                                                                          |
  continuing operations                                                                     |
  before income taxes       (32,117)      (88,728)      (32,085)      (17,226)      152,551 |     (46,814)        1,339     (17,342)
Add:                                                                                        |
Fixed Charges                47,865        46,061        25,978        22,500         1,293 |      10,629         3,417       6,599
Less:                                                                                       |
Capitalized interest          3,206           443           290            81            33 |          98            40         156
                         ----------    ----------    ----------    ----------    ---------- | ------------   ----------  ----------
Income (loss) adjusted       12,542       (43,110)       (6,397)        5,193       153,811 |     (36,283)        4,716     (10,899)
                         ==========    ==========    ==========    ==========    ========== | ============   ==========  ==========
                                                                                            |
Fixed Charges                47,865        46,061        25,978        22,500         1,293 |      10,629         3,417       6,599
Interest expense             44,403        45,406        25,520        22,222         1,204 |      10,362         3,325       6,338
Amortization of debt                                                                        |
  issuance costs and                                                                        |
  discounts on note                                                                         |
  obligation                     --            --            --            --            -- |          --            --          --
Capitalized interest          3,206           443           290            81            33 |          98            40         156
Portion of rent                                                                             |
  representative of                                                                         |
  the interest factor           256           212           168           197            56 |         169            52         105
                         ----------    ----------    ----------    ----------    ---------- | ------------   ----------  ----------
Fixed Charges                47,865        46,061        25,978        22,500         1,293 |      10,629         3,417       6,599
                         ==========    ==========    ==========    ==========    ========== | ============   ==========  ==========
Deficiency of earnings                                                                      |
  available to cover                                                                        |
  fixed charges             (35,323)      (89,171)      (32,375)      (17,307)      152,518 |     (46,912)        1,299     (17,498)
Ratio of earnings to                                                                        |
  fixed charges                0.26            NM            NM          0.23        118.96 |          NM          1.38          NM
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